Exhibit 99.1

CADENCE BANCORPORATION RECEIVES REGULATORY

APPROVAL FOR MERGER WITH

STATE BANK FINANCIAL CORPORATION

AND SHARE REPURCHASE PROGRAM

HOUSTON, TEXAS (December 7, 2018) – Cadence Bancorporation (NYSE: CADE) (“Cadence”) today announced that it has received regulatory approval from the Federal Reserve to complete its pending stock-for-stock transaction with State Bank Financial Corporation (“State Bank”), which will create a combined organization with $17 billion in assets, $13 billion in loans, $14 billion in deposits and approximately 98 branches serving Texas, Georgia, Florida, Alabama, Tennessee and Mississippi, based on the companies’ balance sheets as of September 30, 2018. Cadence has now received all regulatory approvals required to consummate the proposed transaction.

“We are very pleased to announce that we have completed the last approval necessary to close the State Bank merger, and we plan to close the transaction on December 31,” said Paul B. Murphy, Jr., Chairman and CEO of Cadence Bancorporation. “It is with great enthusiasm that I welcome the State Bank bankers to the Cadence team. I am confident that our combination will be a major success.”

In addition, the Federal Reserve approved Cadence’s previously announced share repurchase program under which Cadence may repurchase up to $50 million of its shares of common stock.

The merger is expected to be completed on December 31, 2018, subject to the satisfaction of customary closing conditions.

About Cadence Bancorporation

Cadence Bancorporation (NYSE:CADE), headquartered in Houston, Texas, is a regional bank holding company with $11.8 billion in assets. Through its affiliates, Cadence operates 66 locations in Alabama, Florida, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, commercial real estate, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, personal insurance, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and 56,000 ATMs. The Cadence team of 1,200 associates is committed to exceeding customer expectations and helping their clients succeed financially. Cadence Bank, N.A. and Linscomb & Williams are subsidiaries of Cadence Bancorporation.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: the occurrence of any event, change or other circumstances that could give rise to the right of Cadence or State Bank to terminate the definitive merger agreement between Cadence and State Bank, including the fact that the price of Cadence common stock is currently below the thresholds that, if Cadence common stock were to trade at or below those thresholds for the 20 full trading days prior December 22, 2018, the board of directors of State Bank would be entitled to terminate the merger agreement, and there is no assurance that Cadence’s stock price will not continue to be below such thresholds; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contacts

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com